EXHIBIT 99.2

Unaudited 2004 Quarterly Segment Data

The following tables reflect the Company’s 2004 unaudited quarterly segment data restated, for comparability purposes, for the transfer of certain customers effective January 1, 2005 (in millions):

	Three-Month Period Ended March 31, 2004
	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total
Revenues:
Voice	$457	$1,780	$1,130	$3,367
Data	563	418	382	1,363
Internet	174	183	331	688

Total revenues	1,194	2,381	1,843	5,418
Costs of sales and services	780	1,331	1,453	3,564
Selling, general and administrative expenses	307	903	393	1,603
Depreciation and amortization expenses	134	205	182	521

Operating loss	$(27)	$(58)	$(185)	$(270)

	Three-Month Period Ended June 30, 2004
	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total
Revenues:
Voice	$457	$1,705	$1,029	$3,191
Data	577	415	377	1,369
Internet	163	182	317	662

Total revenues	1,197	2,302	1,723	5,222
Costs of sales and services	712	1,228	1,358	3,298
Selling, general and administrative expenses	259	767	292	1,318
Depreciation and amortization expenses	143	231	195	569

Operating income (loss)	$83	$76	$(122)	$37

	Three-Month Period Ended September 30, 2004
	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total
Revenues:
Voice	$449	$1,661	$1,006	$3,116
Data	576	378	353	1,307
Internet	157	182	314	653

Total revenues	1,182	2,221	1,673	5,076
Costs of sales and services	712	1,174	1,323	3,209
Selling, general and administrative expenses	238	728	287	1,253
Depreciation and amortization expenses	127	228	138	493
Impairment charges	870	1,627	1,016	3,513

Operating loss	$(765)	$(1,536)	$(1,091)	$(3,392)

	Three-Month Period Ended December 31, 2004
	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total
Revenues:
Voice	$449	$1,536	$1,004	$2,989
Data	592	379	362	1,333
Internet	155	187	310	652

Total revenues	1,196	2,102	1,676	4,974
Costs of sales and services	729	1,129	1,296	3,154
Selling, general and administrative expenses	213	605	227	1,045
Depreciation and amortization expenses	54	182	105	341

Operating income	$200	$186	$48	$434

2